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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

  (i)     on Form S-8 (Registration Statement No. 33-25155),
  (ii)    on Form S-8 (Registration Statement No. 33-21251),
  (iii)   on Form S-8 (Registration Statement No. 33-37374),
  (iv)    on Form S-8 (Registration Statement No. 33-45250),
  (v)     on Form S-3 (Registration Statement No. 333-00283),
  (vi)    on Form S-8 (Registration Statement No. 333-28627),
  (vii)   on Form S-3 (Registration Statement No. 333-32361),
  (viii)  on Form S-3 (Registration Statement No. 333-47089),
  (ix)    on Form S-4 (Registration Statement No. 333-37845),
  (x)     on Form S-8 (Registration Statement No. 333-48265),
  (xi)    on Form S-3 (Registration Statement No. 333-49613), and
  (xii)   on Form S-3 (Registration Statement No. 333-56247)

of our report dated September 16, 1998, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 22, 1998 filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 22, 1998